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                                                                     EXHIBIT 1.2

                              TECO CAPITAL TRUST II

             9.50% ADJUSTABLE CONVERSION RATE EQUITY SECURITY UNITS

                 (Stated amount of $25 per Equity Security Unit)

                               Each consisting of

                    A Purchase Contract of TECO Energy, Inc.
                        Requiring the purchase for $25 on
                       January 15, 2005 of certain shares
                      of Common Stock of TECO Energy, Inc.

                                       and

            Beneficial ownership of a 5.11% Trust Preferred Security
                            of TECO Capital Trust II

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                 January 9, 2002

GOLDMAN, SACHS & CO.
One New York Plaza
New York, NY  10004

Dear Sirs:

         1. Introductory. TECO Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "TRUST"), TECO Funding Company II, LLC, a Delaware limited liability company and depositor of the Trust (the "LLC") and TECO Energy, Inc., a Florida corporation (the "COMPANY", and together with the Trust and the LLC, the "ISSUERS"), confirm their agreement with Goldman, Sachs & Co. (the "UNDERWRITER"), with respect to the sale to the Underwriter, subject to the terms and conditions stated herein, of 16,000,000 9.50% Adjustable Conversion Rate Equity Security Units (the "FIRM SECURITIES"). Each Equity Security Unit will have a stated amount of $25 and will initially be comprised of (a) a purchase contract (a "PURCHASE CONTRACT") under which the holder will agree to purchase from the Company on January 15, 2005, a number of shares (the "ISSUABLE COMMON STOCK") of common stock, par value $1.00 per share, of the Company (the "COMMON STOCK"), equal to the Settlement Rate as set forth in the Purchase Contract Agreement (as defined below) and (b) beneficial ownership of a 5.11% trust preferred security (a "TRUST PREFERRED SECURITY") of the Trust, having a stated liquidation amount of $25. The Company, the LLC and the Trust also propose, subject to the terms and conditions herein, to grant the Underwriter an option to purchase up to 2,400,000 additional Equity Security Units (the "OPTIONAL SECURITIES" and, together with the Firm Securities, the "SECURITIES"), as described in Section 3 hereof.

         In accordance with the terms of the Purchase Contract Agreement to be dated as of January 15, 2002 (the "PURCHASE CONTRACT AGREEMENT"), between the Company and The Bank of New York, as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT"), the Trust Preferred Securities constituting a part of the Equity Security Units will be pledged by the Purchase Contract Agent, on behalf of the holders of the Equity Security Units, to The Bank of New York, as collateral agent (the "COLLATERAL AGENT"), pursuant to the Pledge Agreement, to be dated as of January 15, 2002 (the "PLEDGE AGREEMENT"), among the Company, the Purchase Contract Agent, the Collateral Agent and The Bank of New York, as custodial agent (the "CUSTODIAL AGENT") and securities intermediary (the "SECURITIES INTERMEDIARY") to secure the holders' obligation to purchase Common Stock under the Purchase Contracts. The rights and obligations of a holder of Equity Security Units in respect of Trust Preferred Securities (subject to the pledge thereof) and Purchase Contracts will initially be evidenced by a Normal Units Certificate (as defined in the Purchase Contract Agreement).

         The Trust Preferred Securities will be issued pursuant to, and be governed by, the Amended and Restated Trust Agreement of TECO Capital Trust II, to be dated as of January 15, 2002 by and among the LLC, as Depositor, The Bank


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of New York, as property trustee (the "PROPERTY TRUSTEE"), The Bank of New York
(Delaware), as the Delaware Trustee (the "DELAWARE TRUSTEE") and the holders from time to time of the beneficial interests in the assets of the Trust (the "TRUST AGREEMENT"). The Trust Agreement, the Indenture (defined below), and the Guarantee Agreement (defined below) will be qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

         The Trust will use proceeds from the Trust Preferred Securities to purchase preferred securities of the LLC (the "COMPANY PREFERRED SECURITIES"). The Company Preferred Securities are preferred limited liability company interests in the LLC, the terms of which are set forth in the Amended and Restated Limited Liability Company Agreement of LLC II to be dated as of January 15, 2002 entered into by the Company (the "LLC AGREEMENT"). The Company Preferred Securities will be guaranteed by the Company, on a senior unsecured basis, as to the payment of distributions and as to the payment of the stated liquidation amount to the extent that the LLC has funds on hand legally available therefor (the "GUARANTEE"), as set forth in the Guarantee Agreement, dated as of January 15, 2002 (the "GUARANTEE AGREEMENT"), between the Company and The Bank of New York, as guarantee trustee (the "GUARANTEE TRUSTEE").

         The proceeds of the sale of the Company Preferred Securities and the LLC's common securities (the "COMPANY COMMON Securities") are to be used by the LLC to purchase 5.11% Junior Subordinated Notes due January 15, 2007 to be issued by the Company (the "SUBORDINATED NOTES"). The Subordinated Notes will be issued pursuant to the Indenture, dated as of August 17, 1998 by and between the Company and the Bank of New York as indenture trustee (the "NOTE TRUSTEE"), as supplemented by the Sixth Supplemental Indenture to be dated as of January 15, 2002 by and between the Company and the Note Trustee (together, the "INDENTURE").

         Pursuant to a Remarketing Agreement (the "REMARKETING AGREEMENT") to be entered into among the Company, the Trust, the LLC, the Purchase Contract Agent and a financial institution to be selected by the Company to act as a reset agent and a remarketing agent (the "REMARKETING AGENT"), the Trust Preferred Securities or other Pledged Securities (as defined in the Pledge Agreement) will be remarketed, subject to certain terms and conditions.

         As used in this Agreement, "TRANSACTION DOCUMENTS" shall mean, collectively, the Purchase Contract Agreement, the Guarantee Agreement, the Trust Agreement, the LLC Agreement, the Indenture, the Pledge Agreement, the Remarketing Agreement and the Administration Agreement dated as of January 15, 2002, by and between the LLC and the Company.

         2. Representations and Warranties by the Issuers. Each of the Issuers jointly and severally represents and warrants to, and agrees with, each Underwriter that:

         (a) A registration statement (No. 333-61758), including a prospectus relating to the issuance, from time to time, by the Issuers of certain securities (the "REGISTERED SECURITIES") including the Securities, has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. Such registration statement, as amended at the time of this Agreement and including all material incorporated by reference therein, is hereinafter referred to as the "REGISTRATION STATEMENT", and the aforementioned prospectus included in such Registration Statement, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, any related preliminary prospectus or preliminary prospectus supplement shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") after the date of this Agreement, or the issue date of the Prospectus, any related preliminary prospectus or preliminary prospectus supplement, as the case may be, deemed to be incorporated therein by reference.

         (b) On the effective date of the Registration Statement relating to the Registered Securities, such registration statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus


                                       2
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conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes on the date of this Agreement or will include as of the date of any amendment or supplement thereto or the Closing Date (as defined below) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act and statements in or omissions from any of such documents based upon written information furnished to the Company by the Underwriter, if any, specifically for use therein.

         (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is party and to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and in which the failure to so qualify, individually or in the aggregate, could have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (d) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a "SIGNIFICANT SUBSIDIARY") (each Significant Subsidiary is listed on SCHEDULE A hereto) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each other subsidiary of the Company has been duly incorporated or formed, as the case may be, and is an existing corporation or other entity, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus), except where the failure of the foregoing to be correct would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for such liens, encumbrances and defects as would not, individually or in the aggregate, have a Material Adverse Effect.

         (e) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware with the power and authority to enter into and perform its obligations under this Agreement, the Trust Preferred Securities and the Trust Agreement and to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement and the Prospectus.

         (f) The LLC has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the "LLC ACT") with the power and authority to enter into and perform its obligations under this Agreement, the Company Preferred Securities, the Company Common Securities, the Trust Agreement and the LLC Agreement and to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the LLC is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement, the LLC Agreement and the agreements and instruments contemplated by the LLC Agreement and the Prospectus.

         (g) The Securities, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement have been duly authorized and, at the Closing Date or, in the case of Purchase Contracts constituting part of the Optional Securities, the Option Closing Date, will have been duly executed and delivered by the Company, and, as of the Closing Date or the Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties other than the Company thereunder, each of the Purchase Contracts, the Purchase Contract Agreement and the Pledge


                                       3

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Agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles (whether considered in a proceeding in equity or at law). The Securities, the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

         (h) The Trust Preferred Securities have been duly authorized by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable beneficial interests in the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; and the holders of the Trust Preferred Securities (the "TRUST SECURITYHOLDERS") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (subject to the obligations of the Trust Securityholders under the Trust Agreement to make certain payments to the Trust to defray expenses such as any applicable transfer and stamp taxes and to provide security or indemnity in connection with the replacement of destroyed, lost or stolen certificates or in connection with directing the Property Trustee under the Trust Agreement to exercise its rights and powers at the request of Trust Securityholders).

         (i) The Company Preferred Securities have been duly authorized by the LLC, and, when issued and delivered against payment therefor as described in the Prospectus, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable limited liability company interests in the LLC and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Company Preferred Securities is not subject to preemptive or other similar rights; and the holders of the Company Preferred Securities (the "COMPANY SECURITYHOLDERS") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (subject to the obligations of the Company Securityholders under the LLC Agreement to make certain payments to the LLC to defray expenses such as any applicable transfer and stamp taxes and to provide security or indemnity in connection with the replacement of destroyed, lost or stolen certificates and subject to such other obligations as provided in the LLC Agreement).

         (j) The Company Common Securities have been duly authorized by the LLC and, upon delivery by the LLC to the Company against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable limited liability company interests in the LLC and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Company Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (k) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and nonassessable.

         (l) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (m) The Remarketing Agreement has been duly authorized by each of the Issuers and when validly executed and delivered by each of the parties thereto will constitute a valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies, and by general equity principles and considerations of public policy (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Remarketing Agreement will conform in all material respects to the description thereof in the Prospectus.

         (n) Each of the Guarantee and the Guarantee Agreement has been duly authorized and when validly executed and delivered by the Company and Guarantee Trustee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent

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conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles (whether considered in a proceeding in equity or at law); each of the Guarantee and the Guarantee Agreement will conform in all material respects to the description thereof in the Prospectus.

         (o) The Indenture and the Subordinated Notes to be issued thereunder, have been duly authorized and, at the Closing Date, will have been duly executed and delivered by the Company and in the case of the Subordinated Notes, when duly executed and authenticated in accordance with the Indenture and issued and delivered under the circumstances provided in the Prospectus, and in the case of the Indentures when validly executed and delivered by the Indenture Trustee, will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles (whether considered in a proceeding in equity or at law); and the Indenture and the Subordinated Notes will conform in all material respects to the description thereof in the Prospectus.

         (p) The Trust Agreement has been duly authorized by the LLC, as Depositor, and when duly executed by the proper officers of the LLC (assuming due execution and delivery by the Property Trustee and the Delaware Trustee) and delivered by the LLC, will constitute a valid and binding agreement of the LLC, enforceable against the LLC in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles (whether considered in a proceeding in equity or at law), and will conform in all material respects to the description thereof contained in the Prospectus.

         (q) Except as disclosed in the Prospectus, neither the Company nor any of its Significant Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution, delivery and performance by the Company of its obligations under, this Agreement, the Purchase Contracts and the Transaction Documents to which it is a party and the consummation of the transactions contemplated in this Agreement, the Purchase Contracts and the Transaction Documents to which it is a party, nor will compliance by the Company with its obligations under this Agreement, the Purchase Contracts and the Transaction Documents to which it is a party, the issuance and delivery by the Company of the Securities, the Guarantee, the Subordinated Notes and the Common Stock, breach or result in a violation of, or constitute a default under, (1) the certificate of incorporation, by-laws or other governing documents of the Company or any of its Significant Subsidiaries, (2) any agreement, indenture or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject except for such breaches, violations or defaults as would not result in a Material Adverse Effect or (3) any statute, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their properties, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or asset of the Company or any of its Significant Subsidiaries which would have individually or in the aggregate, a Material Adverse effect.

         (r) The Trust is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution, delivery and performance by the Trust of its obligations under this Agreement, the Trust Agreement, the Remarketing Agreement and the Trust Preferred Securities, the purchase of the Company Preferred Stock by the Trust from the LLC, the distribution of the Company Preferred Stock upon the liquidation of the Trust in the circumstances contemplated by the Trust Agreement, and the consummation by the Trust of the transactions contemplated herein and in the Trust Agreement and the Remarketing Agreement, result in a violation of any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its assets.

         (s) Each of the Trust, the LLC, the Company and each of its Significant Subsidiaries has good and marketable title to all material real and personal property owned by them, in each case free and clear of all mortgages, liens, encumbrances and defects, except such as are described or referred to in the Prospectus, as amended or supplemented, or such as do not materially affect the values of such property and do not interfere with the use made or proposed to be made of such property by each of the Trust, the LLC or the Company or such subsidiaries or, in the case of property of the Company, such as would not have a Material Adverse Effect; and any real property and buildings held under lease by the Trust, the LLC and the Company and any of its Significant Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be

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made of such property and buildings by the Trust, the LLC and the Company or such Significant Subsidiaries or, in the case of property of the Company, such as would not have a Material Adverse Effect.

         (t) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

         (u) None of the Issuers has distributed and will not distribute prior to the Closing Date or the Option Closing Date (each as defined herein) any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act.

         (v) The unissued shares of Common Stock to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, will be duly and validly issued, fully paid and nonassessable; and the issuance of such Common Stock will not be subject to any preemptive or similar rights.

         (w) No consent, approval, authorization or order of, or filing, registration or qualification with, any governmental agency or body or any court (including without limitation the Florida Public Service Commission) is required for the performance by each Issuer of its obligations hereunder or in connection with the consummation of the transactions contemplated by this Agreement (including without limitation in connection with the issuance and sale of the Securities), except such as have been already obtained or made as required by the Act and the Trust Indenture Act and such as may be required under state securities laws.

         (x) This Agreement has been duly authorized, executed and delivered by each of the Issuers.

         (y) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Trust, the LLC or the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under any of the Transaction Documents or this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

         (z) The financial statements of the Company, together with the related notes included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as stated therein and except the notes to the interim financial statements) and any schedules included in the Registration Statement present fairly the information required to be stated therein. PricewaterhouseCoopers LLP, who have certified certain of such financial statements of the Company, are independent public accountants with respect to the Company and its subsidiaries as required by the Exchange Act and the Rules and Regulations thereunder.

         (aa) Except as disclosed in the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Prospectus there has been no material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (bb) Each of the Issuers is not and, upon the issuance and sale of the Securities, the Trust Preferred Securities, the Company Preferred Securities, the Company Common Securities and the Subordinated Notes as herein contemplated and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are as defined in the Investment Company Act of 1940, as amended.

         (cc) The Company has filed an appropriate exemption statement pursuant to the provisions of the Public Utility Holding Company Act of 1935, as amended (the "PUBLIC UTILITY HOLDING COMPANY ACT") and is exempt from all provisions of such Act except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies. None of the Issuers is subject to the jurisdiction of the Florida Public Service Commission with respect to the issue and sale of the Subordinated Notes, the issue and sale of the Company Preferred Securities by the LLC, the issue and sale of the Securities by the Trust or any of the other transactions contemplated by this Agreement.

         (dd) The Company and each of its subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

         (ee) The Securities have been approved for listing on such exchange or exchanges as are listed on Schedule I hereto, subject only to official notice of issuance.

         (ff) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or other entity (each, a "PERSON") that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder's fee or other like payment.

         (gg) There are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         (hh) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

         (ii) The Company and its subsidiaries own or possess adequate licenses or other rights to use or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

         (jj) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

         3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Trust agree to sell to the Underwriter, and the Underwriter agrees to purchase from the Company and the Trust, at a purchase price of $25 per Security the 16,000,000 units of Firm Securities.

         The Company and the Trust will deliver against payment of the purchase price the Firm Securities in the form of one or more permanent global Securities in definitive form (the "FIRM GLOBAL SECURITIES") and registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Firm Securities shall be made by the Underwriter in Federal (same day) funds by wire transfer to a bank account(s) designated by the Trust and open for the receipt of funds (and verification of the receipt thereof) at the office of Palmer & Dodge LLP, Boston, Massachusetts at 9:00 A.M. (New York time), on January 15, 2002, or at such other place or time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE", against delivery of the Firm Global Securities representing all of the Firm Securities. The Firm Global Securities will be made available for checking at the office of DTC or its designated custodian (the "DESIGNATED OFFICE") at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from the Underwriter given to the Company from time to time not more than 13 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company and the Trust agree to sell to the Underwriter the number of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. Such Optional Securities may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

         As compensation for the Underwriter's commitments, the Company will pay to the Underwriter for its account the sum of $0.75 per Security times the total number of Securities purchased by the Underwriter on each Closing Date. Such payment shall be made by the Company in Federal (same day) funds by wire transfer to a bank account(s) designated by the Underwriter and open for the receipt of funds (and verification of the receipt thereof). Such payment will be made on each Closing Date with respect to the Securities purchased on such Closing Date,

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by the Underwriter but shall not be earlier than two (one in case the Optional Securities are to be delivered on the first Closing Date) nor later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Trust will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global securities in definitive form (each, an "OPTIONAL GLOBAL SECURITY") registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Underwriter in Federal (same day) funds by wire transfer to a bank account(s) designated by the Trust and open for the receipt of funds (and verification of the receipt thereof) at the office of Palmer & Dodge LLP, Boston, Massachusetts, against delivery of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

         The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 6, including the cross-receipt for the Securities and any additional documents requested by the Underwriter pursuant to
Section 6, will be delivered at the offices of Palmer & Dodge LLP, 111 Huntington Avenue, Boston Massachusetts, 02199, and the Securities will be delivered at the Designated Office, all at 9:00 A.M. on the Closing Date.

         The Trust Preferred Securities underlying the Securities will be pledged with the Collateral Agent to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Securities Intermediary of the Trust Preferred Securities to be pledged to the Collateral Agent in accordance with the Pledge Agreement.

         4. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Issuers. The Issuers jointly and severally agree with the Underwriter to furnish to counsel for the Underwriter, one conformed copy of the Registration Statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with the offering of Securities:

         (a) The Issuers will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the time prescribed under Rule 424(b).

         (b) The Issuers will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Issuers will also advise the Underwriter promptly of the filing of any such amendment or supplement; provided, however, that the foregoing shall not apply to any of the Company's periodic filings with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act; and the Issuers will also advise the Underwriter of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act in connection with sales by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuers promptly will notify the Underwriter of such event and will promptly prepare and file with the Commission, at their own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter's consent to, nor the Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

         (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company and the Trust will make generally available to their securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company's and the Trust's most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

         (e) The Issuers will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

         (f) The Company and the Trust will use their best efforts, in cooperation with the Underwriter, to qualify the Securities for sale and to determine their eligibility for investment under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution; PROVIDED, that no Issuer will be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (g) During the period of five years after the date of this Agreement, each of the Company and the Trust will furnish to the Underwriter as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company and the Trust will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company or the Trust filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company or the Trust as the Underwriter may reasonably request, subject to appropriate confidentiality undertakings reasonably satisfactory to the Company and the Trust and the right of the Company or the Trust to withhold information if required by applicable law.

         (h) The Company will pay all expenses incident to the performance of the Issuers' obligations under this Agreement, including (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Transaction Documents, the Prospectus and any amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities, (ii) any filing fees or other expenses (including fees and disbursements of counsel to the Underwriter, which fees and disbursements shall not exceed $5,000) incurred in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the

Underwriter designates and the printing of memoranda relating thereto; (iii) any applicable filing fee incident to the review by the National Association of Securities Dealers, Inc. of the terms of the offering of the Securities and the fees and disbursements of counsel to the Underwriter in connection therewith (which counsel fees shall be included in the cap set forth above), (iv) any fees charged by investment rating agencies for the rating of the Securities, (v) all fees and expenses in connection with listing the Securities and the Issuable Common Stock on the New York Stock Exchange, (vi) fees and expenses of the Trust and the trustees and the administrators thereunder incident to the performance by the Trust of its obligations hereunder, (vii) fees, expenses and disbursements of the Purchase Contract Agent, Collateral Agent, Custodial Agent, Securities Intermediary, Remarketing Agent, the Guarantee Trustee and the Note Trustee including the fees and disbursements of counsel to the foregoing, in connection with the Transaction Documents, (viii) expenses incurred in distributing the Prospectus, any preliminary prospectuses, or any preliminary prospectus supplements (including any amendments and supplements thereto) to the Underwriter and (ix) all other fees and expenses incident to the performance of the obligations of the Company and the Trust hereunder which are not otherwise specifically provided for in this Section.

         (i) For a period of 90 days after the date hereof, none of the Issuers will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Underwriter; PROVIDED, HOWEVER, that the foregoing restrictions shall not apply to issuances by the Company of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case, outstanding on the date of this Agreement, grants of equity-based awards to its directors, officers and employees pursuant to the terms of its director and employee incentive plans or Dividend Reinvestment and Common Stock Purchase Plan as in effect on the date of this Agreement or issuances of Common Stock pursuant to the exercise of such options.

         (j) The Company and the Trust will cause the Securities, and the Common Stock to be issued and sold pursuant to the Purchase Contracts, to be approved for listing subject only to official notice of issuance on the New York Stock Exchange.

         (k) The Issuers will apply the net proceeds of the sale of the Securities as set forth in the Prospectus.

         6. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of each Issuer herein, to the accuracy of the statements of the Issuers made pursuant to the provisions hereof, to the performance by each Issuer of its obligations hereunder and to the following additional conditions precedent:

         (a) On or prior to the date of this Agreement, the Underwriter shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

                  (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements, if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                           (B) if any unaudited "capsule" information is contained in the Prospectus, the unaudited consolidated operating revenues, gross income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                           (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any increase in net current liabilities or any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, gross income , in the total or per share amounts of consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

         (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

         (c) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency; or (vi) any change in financial, political or economic conditions in the United States or elsewhere, if, in the judgment of the Underwriter, the effect of any event or change referred to in clauses (v) or (vi) is so adverse and material as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

         (d) The Underwriter shall have received an opinion, dated such Closing Date, of Palmer & Dodge LLP, counsel for the Issuers, to the effect that:

                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Florida, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement;

                  (ii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of,
         (A) any shares of Common Stock issuable pursuant to the Purchase Contracts or (B) the Subordinated Notes pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                  (iii) The Securities, the Purchase Contracts (or, on the Option Closing Date, the Purchase Contracts constituting part of the Optional Securities), the Purchase Contract Agreement and the Pledge Agreement have been duly authorized and, at the Closing Date or on the Option Closing Date, as the case may be, will have been duly executed and delivered by the Company, and, as of the Closing Date or the Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties other than the Company thereunder, each of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles (whether considered in a proceeding in equity or at law) ;

                  (iv) The Company has an authorized capitalization as set forth in the Prospectus. The authorized capital stock of the Company conforms as to legal matters to the descriptions thereof contained in the Prospectus.

                  (v) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts upon settlement thereof have been duly and validly authorized and reserved for issuance. Such Common Stock, when issued and delivered in accordance with the provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

                  (vi) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                  (vii) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and related schedules and other financial information and data therein or omitted therefrom and the statements of Eligibility on Form T-1 of the applicable trustees, as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the Act, the Rules and Regulations thereunder and the Trust Indenture Act;

                  (viii) The documents incorporated by reference in the Prospectus, as amended or supplemented (except the financial statements and related schedules and other financial information and data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                  (ix) The Remarketing Agreement has been duly authorized by each of the Issuers and when validly executed and delivered by each of the Issuers will constitute a valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles (whether considered in a proceeding in equity or at law);

                  (x) Each of the Guarantee and the Guarantee Agreement has been duly authorized and when validly executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and remedies and to general equity principles (whether considered in a proceeding in equity or at law);

                  (xi) The Indenture and the Subordinated Notes to be issued thereunder, have been duly authorized and, at the Closing Date, will have been duly executed and delivered and will constitute, and the Subordinated Notes, when duly executed and authenticated in accordance with the Indenture and issued and delivered under the circumstances provided in the Prospectus, will constitute, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

                  (xii) The Pledge Agreement has been duly authorized and when validly executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

                  (xiii) The Company has full corporate power and corporate authority to enter into and perform its obligations under the Guarantee, and to issue the Subordinated Notes, the Securities and the Common Stock;

                  (xiv) No filing, registration, or qualification with, or authorization, approval, consent, license, order or decree of, any court or governmental agency or body is necessary or required in connection with the due authorization, execution, delivery and performance by each Issuer of its obligations under this Agreement and the transactions contemplated by this Agreement and the Transaction Documents (including the offering, issuance, sale and delivery of the Securities, the Trust Preferred Securities, the Company Preferred Securities, the Company Common Securities or the Subordinated Notes, except such as have been obtained or made under the Act, the Rules and Regulations thereunder, and the Trust Indenture Act or such as may be required under state securities laws as to which such counsel expresses no opinion;

                  (xv) The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated by this Agreement, the Transaction Documents and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds"), do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the LLC, the Trust or any Significant Subsidiary pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2000 or any of the Company's Forms 10-Q and 8-K filed thereafter but on or prior to the date of such opinion, nor will such action result in any violation of the provisions of (i) the charter or by-laws of the Company; (ii) any applicable statute or rule or regulation, or (iii) any judgment, order, writ or decree known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, assets or operations;

                  (xvi) Each of the Issuers is not and, upon the issuance and sale of the Securities, the Trust Preferred Securities, the Company Preferred Securities, the Company Common Securities and the Subordinated Notes as herein contemplated and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are as defined in the Investment Company Act of 1940, as amended.

                  (xvii) The Indenture, the Trust Agreement and the Guarantee Agreement have been duly qualified under the Trust Indenture Act;

                  (xviii) This Agreement has been duly authorized, executed and delivered by each of the Issuers;

                  (xix) The Company is exempt from the provisions of the Public Utility Holding Company Act, except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies;

                  (xx) The issuance and sale of the Securities do not contravene the Commodity Exchange Act or the regulations of the Commodity Futures Trading Commission.

                  (xxi) The statements made in the Prospectus under the captions "Description of the Equity Security Units", "Description of the Purchase Contracts", "Description of the Trust Preferred Securities", "Description of the Company Preferred Securities", "Description of the Guarantee", "Description of the Subordinated Notes", and "U.S. Federal Income Tax Considerations" insofar as such statements purport to constitute a summary of the legal matters, documents or proceedings referred to therein, constitute accurate summaries thereof in all material respects.

                  (xxii) The Trust will classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation and the Subordinated Notes should be classified as indebtedness of the Company and deductions for interest on the Subordinated Notes should not be disallowed under section 163(1) of the Internal Revenue Code.

         In giving such opinion, such counsel may limit its opinion to the law of The Commonwealth of Massachusetts and the federal law of the United States, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of The Commonwealth of Massachusetts, the law of the State of Florida and the federal law of the United States, upon the opinion of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. In rendering its opinion, such counsel may rely as to matters of Florida law upon the opinion of Sheila M. McDevitt, Esq. and may assume the due authorization, execution and delivery of all documents by the parties thereto, other than the Issuers. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes it to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its issue date or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the Forms T-1 or the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that its belief is based upon procedures set forth therein satisfactory to the Underwriter but is without independent check and verification.

         (e) The Underwriter shall have received an opinion, dated such Closing Date, of Sheila M. McDevitt, Esq., general counsel of the Company, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, and has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

                  (ii) The shares of the Issuable Common Stock have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, will be duly and validly issued, fully paid and nonassessable. The Issuable Common Stock conforms in all material respects to the description of the Common Stock contained in the Prospectus;

                  (iii) Each Significant Subsidiary has been duly incorporated or organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction of its incorporation or organization, and has corporate or other organizational power and authority to own lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or indirectly through subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or, to the best of such counsel's knowledge, similar rights of any securityholder of such Significant Subsidiary;

                  (iv) Such counsel does not know of any legal or governmental proceeding pending or threatened to which any Issuer or any of their subsidiaries is a party or to which any of the properties of any Issuer is subject that is required to be described in the Registration Statement or the Prospectus, and is not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus, as amended or supplemented, or to be filed as an exhibit to the Registration Statement that is not described or filed as required;

                  (v) The execution, delivery and performance by each of the Issuers of this Agreement and the Transaction Documents and the consummation of the transactions contemplated in this Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") do not and will not, whether with or without the giving of notice or lapse of time or both, constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument that is listed as an exhibit to the Company's Form 10-K for the year ended December 31, 2000 or any of the Company's Forms 10-Q and 8-K filed thereafter but on or prior to the date of such opinion nor will such action result in any violation of the provisions of (i) the charter or by-laws of the Company or any Significant Subsidiary, (ii) any applicable statute, rule or regulation, or (iii) any judgment, order, writ or decree known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their respective properties, assets or operations;

                  (vi) The Securities, the Purchase Contracts (or, on the Option Closing Date, the Purchase Contracts constituting part of the Optional Securities), the Purchase Contract Agreement and the Pledge Agreement have been duly authorized, executed and delivered by the Company and, at the Closing Date or on the Option Closing Date, as the case may be, will have been duly executed and delivered by the Company, and, as of the Closing Date or the Option Closing Date, as the case may be, assuming due authorization, execution and delivery by parties other than the Company thereunder, each of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

                  (vii) The Remarketing Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

                  (viii) Each of the Guarantee and the Guarantee Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

                  (ix) The Pledge Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

                  (x) The Indenture and the Subordinated Notes to be issued thereunder, have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

                  (xi) All descriptions in the Registration Statement of written contracts and other documents to which the Company or its subsidiaries is a party (other than the Transaction Documents) are accurate in all material respects; to the best of such counsel's knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

                  (xii) No filing, registration, or qualification with, or authorization, approval, consent, license, order or decree of, the Florida Public Service Commission is necessary or required in connection with the due authorization, execution, delivery and performance by each Issuer of its obligations under this Agreement and the transactions contemplated by this agreement and the Transaction Documents (including the offering, issuance, sale and delivery of the Securities, the Trust Preferred Securities, the Company Preferred Securities, the Company Common Securities or the Subordinated Notes;

                  (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

          In giving such opinion, such counsel may limit her opinion to the law of the State of Florida, and such counsel may rely as to all matters governed by the laws of jurisdictions other than the law of the State of Florida, upon the opinion of counsel satisfactory to the Underwriter. Such counsel may assume the due authorization, execution and delivery of documents by the parties thereto, other than the Company.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes her to believe that the Registration Statement, as of its effective date, or any amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as its issue date or as of the Closing Date, or any amendment or supplement thereto, as of its issue date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no comment as to the Forms T-1 or the financial statements, including the notes thereto and supporting schedules, or other financial information and data contained in the Registration Statement or the Prospectus. With respect to such statement, such counsel may state that her belief is based upon procedures set forth therein satisfactory to the Underwriter but is without independent check and verification.

         (f) Richards, Layton & Finger, P.A. shall have furnished to the Underwriter its written opinion, as special Delaware counsel to the Issuers, addressed to the Underwriter and dated such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et. Seq.) (the "DELAWARE BUSINESS TRUST ACT") and all filings required under the Delaware Business Trust Act with respect to the creation and valid existence of the Trust as a business trust have been made and are in full force and effect. Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the business trust power and authority to own property and to conduct its business as described in the Prospectus and the Trust Agreement to enter into and perform its obligations under this Agreement and the LLC Agreement and the issuance and performance of its obligations under the Trust Preferred Securities.

                  (ii) The Trust Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered in accordance with the terms of the Trust Agreement against payment therefor as set forth herein, the Trust Preferred Securities will be validly issued and (subject to the terms in this paragraph) fully paid and nonassessable undivided beneficial interests in the assets of the Trust, the holders of the Trust Preferred Securities will be entitled to the benefits of the Trust Agreement (subject to the limitations set forth in clause (iv) below) and will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (such counsel may note that the holders of Trust Preferred Securities will be subject to the withholding provisions of Section 4.3 of the Trust Agreement and will be required to make payment or provide indemnity or security as set forth in the Trust Agreement); under the Delaware Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities is not subject to preemptive rights. The Trust Preferred Securities are the only interests in the assets of the Trust authorized to be issued by the Trust.

                  (iii) Under the Delaware Business Trust Act and the Trust Agreement, all necessary trust action has been taken to duly authorize the execution, delivery and performance by the Trust of this Agreement and the Transaction Documents to which it is a party.

                  (iv) The Trust Agreement has been duly authorized, executed and delivered by the LLC, as Depositor, and (assuming due execution and delivery by the Property Trustee and the Delaware Trustee) constitutes a valid and binding agreement of the LLC, enforceable against the LLC in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law), and conforms to the description thereof contained in the Prospectus.

                  (v) The issuance and sale by the Trust of the Trust Preferred Securities, the purchase by the Trust of the Company Preferred Securities, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and compliance by the Trust with its obligations thereunder do not violate any of the provisions of the Certificate of Trust or the Trust Agreement or any applicable Delaware law or administrative regulation.

                  (vi) No consent, approval, authorization, order, registration or qualification of or with any Delaware court or Delaware governmental agency or Delaware body is required solely in connection with (i) the issuance and sale by the Trust of the Trust Preferred Securities to the holders of the Trust Preferred Securities as contemplated by the Prospectus, and (ii) the execution, delivery and performance by the Trust of the LLC Agreement and the Transaction Documents to which it is a party.

                  (vii) The issue and sale by the Trust of the Trust Preferred Securities pursuant to the Agreement and this Agreement and the Trust Agreement, and the performance by the Trust of its obligations under the LLC

         Agreement and each of the Transaction Documents to which it is a party, will not violate (i) any Delaware statute, rule or regulation, or (ii) the Trust Agreement.

                  (viii) The holders of the Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                  (ix) The LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. Css.18-101, et. seq.) (the "LLC ACT").

                  (x) Under the LLC Act and the LLC Agreement, the LLC has all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, to issue and perform its obligations under the Company Preferred Securities and the Company Common Securities and to conduct its business as described in the Prospectus and the LLC Agreement.

                  (xi) The Company Preferred Securities and the Company Common Securities have been duly authorized for issuance by the LLC Agreement and, when authenticated, issued and delivered in accordance with the LLC Agreement, will be validly issued, subject to the qualifications set forth in paragraph (xii) below, and are fully paid and nonassessable limited liability company interests in the LLC.

                  (xii) The holders of the Company Preferred Securities and the Company Common Securities, as members of the LLC shall not be obligated personally for any of the debts, obligations or liabilities of the LLC, whether arising in contract, tort or otherwise solely by reason of being a member of the LLC, except as such holders may be obligated to make payments provided for in the LLC Agreement and to repay any funds wrongfully distributed to them.

                  (xiii) The provisions of the LLC Agreement, including the terms of the Company Preferred Securities, are permitted under the LLC Act.

                  (xiv) The LLC Agreement constitutes a legal, valid and binding agreement of the Company and the Trust, and is enforceable against the Company and the Trust, in accordance with its terms.

                  (xv) Under the LLC Agreement and the LLC Act, the LLC has all necessary limited liability company power and authority to execute and deliver the Trust Agreement and to perform its obligations thereunder.

                  (xvi) Under the LLC Agreement and the LLC Act, the execution and delivery by the LLC of the Trust Agreement and each of the Transaction Documents to which it is a party, and the performance by the LLC of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the LLC.

                  (xvii) The issue and sale by the LLC of the Company Preferred Securities to the Trust pursuant to the LLC Agreement, and the performance by the LLC of its obligations under the Trust Agreement and each of the Transaction Documents to which it is a party, will not violate (i) any Delaware statute, rule or regulation, or (ii) the LLC Agreement.

                  (xviii) No consent, approval, authorization, order, registration, filing or qualification of or with any Delaware court or Delaware governmental agency or body is required solely in connection with (i) the issuance and sale by the LLC of the Company Preferred Securities to the Trust as contemplated by the Prospectus, or (ii) the execution, delivery and performance by the LLC of the Trust Agreement and any of the Transaction Documents to which it is a party.

                  (xix) Under the LLC Agreement and the LLC Act, the issuance by the LLC of the Company Preferred Securities is not subject to the preemptive purchase rights of any person or entity.

                  (xx) The holders of the Company Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the LLC, and the LLC will not be liable for any income tax imposed by the State of Delaware.

         (g) A written opinion of counsel shall have been furnished to the Underwriter by counsel to the Bank of New York as Property Trustee, Indenture Trustee and Guarantee Trustee and The Bank of New York, as the Collateral Agent, the Custodial Agent and Securities Intermediary (such trustees, agents and entities, collectively, the "AGENTS"), addressed to the Underwriter and dated such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  (i) Each of the Agents is a national banking association, duly incorporated and validly existing under the laws of the State of New York;

                  (ii) The execution, delivery and performance by (1) the Property Trustee of the Trust Agreement and the Remarketing Agreement,
         (2) the Guarantee Trustee of the Guarantee Agreement, (3) the Indenture Trustee of the Indenture and (4) the Collateral Agent, the Custodial Agent and the Securities Intermediary of the Pledge Agreement, have each been duly authorized by all necessary corporate action on the part of each such Agent. The Trust Agreement, the Guarantee Agreement, the Indenture and the Pledge Agreement have each been duly executed and delivered by the Property Trustee, the Guarantee Trustee, the Indenture Trustee and the Collateral Agent, the Custodial Agent and the Securities Intermediary, respectively, and such agreements and instruments constitute legal, valid and binding obligations of the relevant Agents, enforceable against such Agents in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law);

                  (iii) The execution, delivery and performance by (1) the Property Trustee of the Trust Agreement and the Remarketing Agreement,
         (2) the Guarantee Trustee of the Guarantee Agreement, (3) the Indenture Trustee of the Indenture and (4) the Collateral Agent, the Custodial Agent and the Securities Intermediary of the Pledge Agreement, does not (and with respect to the Remarketing Agreement will not) violate or constitute a breach of the charter or by-laws of such Agents, or the terms of any indenture or other agreement or instrument known to such counsel and to which any of such Agents, is a party or by which it may be bound or any judgment, order or decree known to such counsel to be applicable to any of such Agents of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of such Agents; and

                  (iv) No consent, approval or authorization of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by the Agents of their respective obligations under the Transaction Documents.

         (h) A written opinion of counsel shall have been furnished to the Underwriter by counsel to The Bank of New York (Delaware), as Delaware Trustee, addressed to the Underwriter and dated such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  (i) The Delaware Trustee has been duly incorporated and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Trust Agreement.

                  (ii) The execution, delivery and performance by the Delaware Trustee of the Trust Agreement has been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Trust Agreement has been duly executed and delivered by the Delaware Trustee and constitutes the valid and binding agreement of the Delaware Trustee enforceable against the Delaware Trustee in accordance with its terms, subject to bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                  (iii) The execution, delivery and performance of the Trust Agreement by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee.

                  (iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Trust Agreement.

         (i) A written opinion of counsel shall have been furnished to the Underwriter by counsel to The Bank of New York as Purchase Contract Agent, addressed to the Underwriter and dated such Closing Date, in form and substance satisfactory to the Underwriter, to the effect that:

                  (i) The Purchase Contract Agent is duly incorporated as a New York banking corporation with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement.

                  (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the valid and binding agreements of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law).

                  (iii) The execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent.

                  (iv) No consent, approval or authorization of, or registration with or notice to, any state or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

         (j) The Underwriter shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Securities delivered on such Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (k) The Underwriter shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuers in this Agreement are true and correct, that each of the Issuers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, that no stop order suspending the effectiveness of any Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and, that subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (l) The Underwriter shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

         (m) The Securities shall have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange.

The Company and the Trust will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter.

         7.       Indemnification and Contribution.

         (a) The Issuers will jointly and severally indemnify and hold harmless the Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that none of the Issuers will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by the Underwriter specifically for use therein; and PROVIDED, FURTHER, that, this indemnity with respect to the Prospectus or any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the Person asserting any such loss, claim, damage or liability purchased the Securities that are the subject thereof if the Underwriter did not send or deliver to such Person a copy of the Prospectus (or the Prospectus, as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Securities to such Person (but only to the extent that such loss, claim, damage or liability is finally determined by a court of competent jurisdiction to arise out of the untrue statement or omission of a material fact that was corrected in the Prospectus (or the Prospectus, as amended or supplemented) that was not delivered by the Underwriter at or prior to confirmation of sale) in any case where such delivery is required by the Act, the Company has provided to the Underwriter sufficient quantities of the Prospectus (or the Prospectus, as amended or supplemented) in sufficient time to enable the Underwriter to deliver to such Person a copy of the Prospectus (or the Prospectus, as amended or supplemented) in a timely manner, and the untrue statement or omission of a material fact contained in the Prospectus or any related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus, as amended or supplemented).

         (b) The Underwriter will indemnify and hold harmless the Issuers, their respective directors and officers and each person, if any who controls any of the Issuers within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Issuers under this Section shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of each Issuer, to each officer of each Issuer who has signed a Registration Statement and to each person, if any, who controls any of the Issuers within the meaning of the Act.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of any Issuer or any of their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Issuer or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If for any reason the purchase of the Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Trust and the Underwriter pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Underwriter is not consummated for any reason other than the occurrence of any event specified in clause (iii),

(iv), (v) or (vi) of Section 6(c), the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to 85 Broad Street, New York, New York 10004, Attention: Registration Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 702 North Franklin Street, Tampa, Florida 33602,
Attention: Corporate Secretary.

         10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. No purchaser of the Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

         12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Each of the Issuers hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                 Very truly yours,

                                 TECO ENERGY, INC.



                                 By: /s/ SANDRA CALLAGHAN
                                 Name:   Sandra Callaghan
                                 Title:


                                 TECO CAPITAL TRUST II


                                 By: /s/ MILDRED SMITH
                                 Name:   Mildred Smith
                                 Title:  President


                                 TECO FUNDING COMPANY II, LLC


                                 By: /s/ MILDRED SMITH
                                 Name:   Mildred Smith
                                 Title:  President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.





GOLDMAN, SACHS & CO.



By: /s/  GOLDMAN, SACHS & CO.
   (Goldman, Sachs & Co.)

                                   SCHEDULE A

                        LIST OF SIGNIFICANT SUBSIDIARIES

1.       Tampa Electric Company

2.       TECO Power Services Corporation

3.       TECO Transport Corporation

4.       TECO Coal Corporation

5.       TECO Diversified, Inc.

                                   SCHEDULE I

                                LIST OF EXCHANGES

                                      None